PURCHASE AND SALE AGREEMENT


          This PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of September 4, 1998 by and between the PNC NATIONAL BANK, a national banking association ("Seller"), and DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION, a national banking association ("Purchaser").

                            RECITALS

          WHEREAS,  Seller is the owner of certain credit card
Accounts and Related Receivables; and

          WHEREAS, Seller desires to sell and Purchaser desires to purchase, upon the terms and subject to the conditions set forth herein, the properties, rights and privileges of Seller in and to certain credit card Accounts and Related Receivables owned by Seller.

          NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                   ARTICLE I.     DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms where written with an initial capital letter shall have the following respective meanings (such terms to be equally applicable to both the singular and plural forms of the terms defined):

          "Account" means all of Seller's MasterCard Card and VISA Card (whether standard, Gold, or Platinum) accounts in the Portfolio as of the Cut-Off Date which are not Excluded Accounts, Secured Accounts or Business Accounts.

          "Account Documentation" means all existing records relating to the Accounts in the Portfolio, including without limitation, to the extent that the same exist, credit card applications, Cardholder Agreements (or the form thereof), documents, disclosure statements, credit information files, credit card slips, receipts, drafts, instruments, customer lists, billing error notices and other records relating to the Accounts in the Portfolio, whether on paper, microfilm, microfiche, magnetic tape, computer disc or in any other form as maintained by Seller or by Seller's data processor.

          "Accountants" has the meaning set forth in Section
2.5(d).

          "Adjustment Statement" means a statement prepared by Seller relating to and specifying in reasonable detail the calculation of the Purchase Price and any adjustments thereto provided for in Section 2.5(a), substantially in the form of Exhibit C, together with such back-up detail as may be reasonably requested by Seller.

          "Adjustment Payment" means the amount by which the Purchase Price differs from the adjusted Purchase Price set forth on the Adjustment Statement.

          "Affiliate" means, with respect to Seller or Purchaser, as the case may be, any entity that directly or indirectly controls, is controlled by, or which is under common control with Seller or Purchaser, as the case may be.

          "Agreement" means this Purchase Agreement, including all schedules, exhibits and addenda hereto, as the same may be amended, modified or supplemented and in effect from time to time.

          "Allocation Schedule" has the meaning set forth in
Section 2.6.

          "Assets to be Sold" has the meaning set forth in
Section 2.1.

          "Assignment" means the Assignment to be delivered by Seller to Purchaser on the Payment Date, in substantially the form of Exhibit A, pursuant to which Seller will sell, transfer and assign the Assets to be Sold to Purchaser.

          "Assumed Liabilities" has the meaning set forth in
Section 2.2.

          "Bankrupt" means an Account which fits one or more of the following descriptions:
            (i)  is externally statused as "B" on the FDR system;
            (ii) is contained in a special designated "bankruptcy" collection queue;
(iii) has been flagged on the FDR system as a pending bankrupt account; or
            (iv) the Cardholder files for bankruptcy before the Cut-Off Date and Seller receives notification of such filing from any source before the Adjustment
            Statement date.

          "Business Account" means an Account for which any cardholder or guarantor is an existing business entity or sole proprietorship.

          "Business Day" means a day during which Seller and Purchaser actually conduct their general business activities, but shall not include a Saturday, a Sunday or a day on which banking institutions by Delaware or Arizona law or executive order are authorized or obligated to close and, in case of either Seller or Purchaser, its offices in such state are closed.

          "Card" means a credit card which is issued or was acquired by Seller, directly or indirectly, pursuant to the Governing Regulations and which bears the service mark of "MasterCard or "VISA".

          "Cardholder" means a natural person or persons to whom a Card is issued by Seller in connection with an Account and in whose name or names the corresponding Account is established and any other person obligated under or, authorized to use, an Account.

          "Cardholder Agreement" means the agreement containing the terms and conditions applicable to an Account made between Seller and a Cardholder pursuant to which the Account of such Cardholder is established, as such agreement may be amended by any "change in terms" notices in effect from time to time, copies of which are attached hereto as Exhibit H and incorporated herein by reference.

          "Charge-off" or "Charged-off" means an Account which fits one of the following descriptions:
            (i)  Accounts externally statused as "Z" on the FDR system;
            (ii) Accounts with balances that are equal to or more than 180 days contractually delinquent (or 210 FDR days delinquent);
            (iii) Accounts that are "early outs" (that is, Accounts that have been sent to a collection agency prior to being externally statused as "Z" on the FDR system) but excluding Accounts that constitute "outsourced" accounts serviced by third parties in the normal course of Seller's business; or
            (iv) any Accounts that are not currently externally statused as "Z" but should have been so statused prior to the Cut-Off Date based on Seller's business practices.

          "Claim" has the meaning set forth in Section 9.3.

          "Closing" means the actions taken by both Seller and Purchaser to consummate the Sale Transaction on or around the Payment Date.

          "Conversion" means the process of transferring from Seller, or from Seller's data processing servicer, to Purchaser, or to Purchaser's data processing servicer, all record keeping and servicing functions related to the ongoing activity of the Accounts.

          "Conversion Date" means the date on which the Conversion is completed, which date shall be February 12, 1999 or such other later date as is mutually agreeable to the parties but in no event later than March 31, 1999.


          "Credit Card Marks" has the meaning set forth in
Section 3.7.

          "Customer Base" means the proprietary information relating to the Accounts which includes the customer lists containing names and the most recent addresses of the Cardholders with respect to such Accounts and all information reported on Seller's data processing system relating thereto.

          "Cut-Off Date" means the time of the close of processing by Seller of the Accounts on November 4, 1998, or such other date as may be agreed to in writing by Seller and Purchaser.

          "Deceased" means an Account for which the Cardholder
(who is not an authorized user) has died before the Cut-Off Date and Seller receives notification of the Cardholder's death from any source before the Adjustment Statement date.

          "Excluded Account" means any Account that is deemed to be Bankrupt, Charged-off or Charge-off, Fraud, Lost/Stolen or
Deceased as of the Cut-Off Date.

          "FDR" means First Data Resources Inc., its successors and assigns, which provides Account servicing to the Seller.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by Bloomberg Financial Markets under the index name FEDL01, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Seller from three Federal funds brokers of recognized standing selected by it.

          "Fraud" means an Account which has an external status of "U" on the FDR system or had any fraudulent transaction posted to the Account prior to the Cut-Off Date and Seller receives notification of the fraudulent transaction from any source before the Adjustment Statement date.

          "Governing Organization" means each of MasterCard
International, Inc. and VISA U.S.A. Inc.

          "Governing Regulations" means the bylaws, rules and regulations of the applicable Governing Organization.

          "Indemnified Party" has the meaning set forth in
Section 9.3.

          "Indemnifying Party" has the meaning set forth in
Section 9.3.

          "Interim Servicing Agreement"  means the Interim
Servicing Agreement separately executed by the parties as of the Payment Date.

          "Loss" has the meaning set forth in Section 9.1.

          "Lost/Stolen" means an Account which has been externally statused as "L" on the FDR system.

          "Payment Date" means the next Business Day following the Cut-Off Date.

          "Payment Statement" means a statement prepared by Seller relating to and specifying in reasonable detail the calculation of the Purchase Price provided for in Section 2.3, substantially in the form of Exhibit B, together with such back-up detail as may be reasonably requested by Purchaser.

          "Portfolio" means Accounts to be sold to Purchaser by Seller, which Accounts represent all Accounts which have a mailing address that is outside the Seller's current six state bank service area (Pennsylvania, New Jersey, Delaware, Kentucky, and parts of Ohio, and Indiana) and which do not have any other known customer relationships with Seller and are not included in Seller's co-brand or affinity credit card relationships. In no event does this definition expand to any accounts not included on the masterfile tape provided to Purchaser as of May 31, 1998 other than those new Accounts established to maintain the good receivables from a Fraud Account or Lost/Stolen Account.

          "Protected Party" has the meaning set forth in Section
5.1(b).

          "Purchase Price" has the meaning set forth in Section
2.3.

          "Regulation Z" means Regulation Z of the Board of
Governors of the Federal Reserve System of the United States, as the same may be amended and in effect from time to time.

          "Related Receivables" means the amount owing by the Cardholder to Seller on the Cardholder's Account (including outstanding extensions of credit, billed finance charges, and any other charges and fees assessed on said Account ) as recorded in the periodic statement of such Account most recently rendered prior to the Cut-Off Date, plus all debits and less all credits properly posted to such Account pursuant to the terms of the Cardholder Agreement on or before the Cut-Off Date.

          "Sale Transaction" means the sale of the Assets to be Sold and the other transactions contemplated by this Agreement.

          "Secured Account" means a credit card account secured by money, real estate or other property which serves as collateral for any outstanding balances on the credit card account in the event the cardholder defaults on the terms of the account.
          "Unposted Accrued Finance Charges" means the aggregate amount of finance charges that have been correctly accrued, but have not been posted, to each Account from the last settlement date of such Account to (and including) the Cut-Off Date and which charges are subsequently properly billed to the Cardholder in accordance with the terms of the applicable Cardholder Agreement.

Section 1.2 Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Article, Section, Schedule, Exhibit and like references refer to this Agreement unless otherwise specified.


           ARTICLE II.    SALE AND PURCHASE OF ASSETS.

Section 2.1    Sale and Purchase.

(a) Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, assign and transfer to Purchaser, and Purchaser agrees to purchase and receive from Seller, all right, title and interest of Seller in and to the following assets and the following rights and privileges of the Seller (collectively, the "Assets to be Sold") and to assume the obligations described in Section 2.2:

          (i)  the Accounts in the Portfolio;

          (ii) the Related Receivables relating to the Accounts;

          (iii)     the Customer Base of the Accounts;

          (iv) the Cards and all Account Documentation relating to the Accounts in a format mutually agreed upon by both parties;

          (v) all of Seller's rights and privileges accruing pursuant to the Cardholder Agreements governing the Accounts and the related Cards;

          (vi) all of Seller's rights to any interchange fees paid or payable by a Governing Organization with respect to the Accounts which are attributable to all periods after the Cut-Off Date; and

          (vii) assignment of the incentive travel product agreement between Media Marketing Services and Seller, dated as of December 30, 1996.


Such purchase and sale shall be evidenced by Seller's delivery to the Purchaser on the Payment Date of the Assignment and by Purchaser's payment to Seller on the Payment Date of the Purchase Price. The sale of the Assets to be Sold shall be without recourse to Seller, subject only to Seller's covenants in this Agreement (including, without limitation, Seller's covenants in Section 2.5, Section 3.5, Article III, Article V and Article X) and Seller's representations and warranties in Article VI.

(b) On the Payment Date and subject to all of the terms and conditions set forth herein, Seller shall assign to Purchaser all payments from time to time paid or payable to Seller under agreements with third party providers of services to Cardholders identified on Exhibit I hereto that pertain to Accounts and relate to transactions or periods following the Cut-Off Date, and Seller agrees to execute and deliver to Purchaser on the Payment Date and thereafter one or more instruments of assignment to evidence such assignment and to cooperate with Purchaser in arranging, to the extent possible, for direct payment of the amounts subject to this assignment by the third party providers. Within 60 days of the Conversion Date, Purchaser shall have entered into separate contractual arrangements with third party providers for the payment of any amounts assigned to Purchaser under this Section 2.1(b) and Seller's obligation to forward to Purchaser any payments that are rightfully Purchaser's shall terminate.

Section 2.2 Assumption of Liabilities. At the Closing, upon the satisfaction or waiver of each condition precedent and payment of the Purchase Price, Purchaser shall assume only the following obligations, each without the execution or delivery of any additional documents (collectively, the "Assumed Liabilities"):

            (i) all of the obligations of Seller arising after the Cut-Off Date to perform under the Cardholder Agreements included in the Assets to be Sold;
            (ii) the obligation to make payments to Seller equal to any amounts payable by Seller to MasterCard or VISA related to activity in the Accounts after the Cut-Off Date (but in no event shall Purchaser assume any liability in connection with any cancellation or other modification of any of Seller's agreements or arrangements with MasterCard or VISA);
            (iii) all of the obligations of Seller arising after the Cut-Off Date to perform with respect to the Assets to be Sold under any Governing Regulation;
            (iv) obligations of Seller under the incentive travel product agreement between Media Marketing Services and Seller, dated as of December 30, 1996 and assigned to Purchaser pursuant to Section 2.1(a)(vii).


Section 2.3 Purchase Price. The purchase price of the Assets to be Sold (the "Purchase Price") shall be equal to the sum of:

(a)       1.00 multiplied by the result of
            (i) the total amount of Related Receivables with respect to the Accounts calculated as of the Cut-Off Date;
     minus

(b) a discount of two percent (2%) of the amount calculated pursuant to Section 2.3(a) above;

     plus

(c)  1.00 multiplied by the Unposted Accrued Finance Charges.

Section 2.4    Payment of the Purchase Price.

(a) At least five Business Days before the Cut-Off Date, Seller shall forward to Purchaser the masterfile tape for that day. Seller shall calculate the Purchase Price as of the Cut-Off Date and prepare the Payment Statement, the form of which is attached hereto and incorporated herein as Exhibit B . Seller shall forward to Purchaser the Payment Statement and Seller's reports verifying the figures used in the calculation of the Purchase Price. Purchaser shall review the Payment Statement and confirm the Purchase Price.

(b) Purchaser shall pay Seller the Purchase Price, on the Payment Date by wire transfer of immediately available funds to an account designated in writing by Seller no fewer than three days prior to the Payment Date. Upon payment by the Purchaser of the Purchase Price, Purchaser shall own all the Assets to Be Sold as of the Cut-Off Date and Seller shall have no further income participation or ownership interest in any of the Accounts.

Section  2.5   Adjustment of the Purchase Price; Dispute
Resolution.

(a) Sixty days after the Payment Date, the parties shall conduct and complete a review of the Accounts and Related Receivables and Seller will prepare an Adjustment Statement, a form of which is attached hereto as Exhibit C and incorporated herein by reference. The Adjustment Statement will adjust the Purchase Price for any Excluded Accounts that were inadvertently included in, or excluded from, the calculation of the Purchase Price set forth on the Payment Statement. The Seller shall deliver the Adjustment Statement to Purchaser along with FDR system reports, a masterfile, and any Seller reports or documentation required to support the Adjustment Statement.

(b) Purchaser will notify Seller in writing within fifteen Business Days after receipt of the Adjustment Statement of any disagreement with supporting documentation of such disputed item. If there are no disputed items either of the following will occur:

          (i) if the adjusted Purchase Price on the Adjustment Statement is less than the Purchase Price on the Payment Statement, Seller shall pay to Purchaser the Adjustment Payment, plus interest calculated at the Federal Funds Rate from the Payment Date to the date the Adjustment Payment is made; or

          (ii) if the adjusted Purchase Price on the Adjustment Statement is more than the Purchase Price on the Payment Statement, Purchaser shall pay to Seller the Adjustment Payment, plus interest calculated at the Federal Funds Rate from the Payment Date to the date the Adjustment Payment is made.

(c) Each party will use its best efforts to resolve any disputes regarding the contents of the Adjustment Statement in good faith. However, if Purchaser and Seller do not mutually agree upon the correct amounts for all line items in the Adjustment Statement within fifteen Business Days after Seller has delivered the Adjustment Statement to Purchaser, the parties shall

          (i) pay to each other any undisputed amounts in the Adjustment Statement that are owed, plus interest calculated at the weighted Federal Funds Rate from the Payment Date to the date the undisputed payments are made; and
          (ii) resolve any outstanding disputed line items in the Adjustment Statement by resorting to the dispute resolution procedures that are set forth in Section 2.5(d).

(d) The parties agree to attempt in good faith to resolve any disputes arising in connection with the payments made by the parties hereunder. In the event Purchaser and Seller are unable to resolve any such dispute, then an independent, nationally recognized firm of independent Accountants (the "Accountants") mutually agreed upon by both parties shall be retained, to determine the amounts of any valuations in dispute. Any such request shall be in writing, shall specify with particularity the disputed amounts being submitted for determination and shall contain a direction to the Accountants to proceed with such review as soon as practicable. The requesting party shall furnish the other party hereto with a copy of such request at the same time it is submitted to the Accountants. Purchaser and Seller shall cooperate fully in assisting the Accountants in their review, including, without limitation, by providing the Accountants full access to all files, books and records relevant thereto and providing such other information as the Accountants may reasonably request in connection with any such review. One-half of the fees and disbursements of such Accountants arising out of such review shall be borne by each of Purchaser and Seller; provided, that, Seller and Purchaser shall have agreed, prior to the designation of the Accountants, on the maximum amount of such fees and disbursements. In the event the determination made by the Accountants indicates that a payment is due from one party to the other, such party shall make such payment no later than five Business Days following receipt from the Accountants of written notice to both parties of such determination, together with interest thereon at a per annum rate equal to the Federal Funds Rate for the period from (and including) the original due date thereof to (but not including) the date of the payment thereof.

Section 2.6    Allocation Schedule.     The Purchase Price shall
be allocated by the parties over the Assets To Be Sold in accordance with the Allocation Schedule attached hereto as
Exhibit D    ("Allocation Schedule"). The parties agree to take
any and all action necessary to amend the Allocation Schedule based on any adjustment to the Purchase Price made pursuant to Sections 2.5and 2.8. Each party agrees to reflect the allocations set forth in the Allocation Schedule in their books of record and in any filings required by the Internal Revenue Code of 1986, as amended.

Section 2.7    Collections on the Accounts; Notice to
Cardholders.

(a) In any circumstance in which either party receives a payment to which the other party is entitled, such receiving party shall deliver the payment to the entitled party by overnight courier at the addresses as specified in writing by the parties and, until so delivered, such receiving party shall hold such payments in trust for the benefit of the entitled party. The obligations set forth in this Section 2.7(a) shall terminate six months after the Conversion Date.

(b) Seller and Purchaser shall cooperate with each other in good faith to enable Purchaser to prepare, print and mail a notice notifying each Cardholder obligated on an Account of the purchase of such Account by Purchaser and of such other matters which Purchaser determines to be appropriate. The notice will be mailed promptly upon the Closing but in no event later than thirty days after the Closing. If Purchaser so chooses, Seller shall also provide Purchaser with access to its periodic statements in order that Purchaser may deliver such purchase notifications, cardholder agreements or change in terms
notifications to Cardholders via statement inserts.   All notices
shall be prepared solely by Purchaser, which notice(s) shall be in a form approved by Seller prior to mailing, which approval shall not be unreasonably withheld or delayed. Purchaser shall bear the expenses of preparation, printing and mailing all such notices.

Section 2.8 Repurchase Obligations of Seller. Seller shall repurchase each Account and Related Receivable with respect to which any warranty set forth in Sections 6.6, 6.7, 6.8, 6.9 and
6.12 herein was not true and correct in all material respects on the Payment Date. Purchaser's request for a repurchase pursuant to Sections 6.7, 6.8, 6.9 and 6.12 must be made in writing no later than sixty days after the Conversion Date. Any request made with respect to Section 6.6 may be made within one year after the Closing Date. The repurchase price payable shall be payable in immediately available funds at Purchaser's main office and shall be equal to the lesser of the then outstanding balance or the compensation paid by Purchaser under Section 2.3 herein for said Account, together with interest thereon at the Federal Funds Rate from the Payment Date to the date the repurchase price is paid. Purchaser shall deliver to Seller all Account Documentation of or relating to each Account repurchased hereunder by Seller, execute and deliver such assignments and other instruments reasonably required to evidence transfer and assignment of such Accounts and Related Receivables to Seller and take such other actions and cooperate with Seller in all respects necessary or appropriate to effect an orderly and efficient transfer of repurchased Accounts and Related Receivables to Seller.
Section 2.9    Fees and Charges.

(a) Seller will be responsible for (i) all fees, charges and other expenses related to the Accounts and periodic activity thereon, including but not limited to the data processor's charges and fees incurred through the Cut-Off Date and VISA and MasterCard assessments and similar charges accrued with respect to activities and periods prior to the Cut-Off Date, and (ii) all Seller's expenses and costs incurred in connection with the sale of the Accounts, including but not limited to, broker and sales commissions.

(b) Purchaser will be responsible for (i) all data processing conversion expenses incurred by Purchaser, at its direction, applicable to conversion of computer Cardholder records relating to Cardholder activity on the Accounts from the computer system of Seller's data processor to Purchaser's data processor or any other computer system designated by Purchaser, and (ii) all Purchaser's expenses and costs incurred in connection with the sale of the Accounts, including but not limited to, broker and sales commissions.


              ARTICLE III.     COVENANTS OF SELLER

Section 3.1 Conduct of Business Pending Closing. During the period between the date of this Agreement and the Closing, Seller shall manage, operate and service the Assets to be Sold in accordance with the usual and customary operating procedures utilized by it in the management, operation and servicing of its credit card accounts and related assets, including the Accounts. During this same period, except with the prior written consent of Purchaser or except as required by any Governing Organization or applicable law, Seller shall not undertake or permit any of the following:

            (i) the amendment of any term of the Cardholder Agreement applicable to the Accounts;
            (ii) the transfer, pledge or assignment of Seller's right, title or interest in the Accounts to any Affiliate thereof or to any third party;
            (iii) the disposal of any of the Accounts, or the Account Documentation, other than in the ordinary course of business, provided that Seller shall use reasonable efforts to ensure that any of the Account Documentation scheduled to be destroyed from and after the date hereof be retained and forwarded to Purchaser;
            (iv) conducting any activities that would move the Accounts to any BIN/system/PRIN/Agent combination outside of the existing Portfolio structure as of the Cut-Off Date;
            (v) the granting of a security interest in any of the Assets to be Sold; or
            (vi) the modification of any of its policies or procedures (including, without limitation, its policies and procedures applicable to collections, credit line adjustments, changes in its delinquency accounting or reporting methods or its method of assigning and releasing status codes) which would materially affect the Accounts or the servicing thereof unless, and then to the extent that, such modification is approved by Purchaser. The term "modification" in clause (vi) of this Section 3.1 shall not mean customary departures from collection procedures in the case of individual collection efforts, unless the aggregate effect of such departures would materially affect the Accounts as a whole.

Section 3.2 Information. Seller shall provide Purchaser and its officers, accountants, counsel and other representatives full but reasonable access during Seller's normal business hours throughout the period prior to the Conversion Date to the Account Documentation and such other properties, books, contracts, customer records, commitments, records, policies and procedures, and account management tools of Seller that relate to the Accounts. Purchaser shall provide reasonable notice to Seller prior to any visit to Seller's premises to review books and records that relate to the Accounts. Purchaser shall be responsible for all of its own expenses in connection with its review of Seller's books and records. Seller shall furnish Purchaser during such period with all such additional information concerning the Assets to be Sold as Purchaser may reasonably request, including, without limitation, the delivery by Seller to Purchaser of the month-end master file data on the Accounts for the period beginning August, 1998 through the Conversion Date. Seller shall also provide Purchaser with the weekly masterfiles and FDR reports such as CD 622 and CD 128, or the equivalent thereof, so long as Purchaser bears all expenses for ordering and receiving such reports. Without limiting the foregoing, Purchaser shall be permitted from to time to time prior to the Payment Date to inspect, review and audit all Account Documentation; provided however, that Purchaser's inspection and audit rights shall be conducted during normal business hours in a manner which does not unreasonably interfere with Seller's normal business operations, customer and employee relations. Seller shall comply with its obligations under this Section 3.2 in a manner and to the extent consistent with applicable law.

Section 3.3 Execution of Additional Documents. Seller shall execute all documents that Purchaser may reasonably require to evidence Purchaser's ownership of the Assets to be Sold, including, without limitation, financing statements under the Uniform Commercial Code. Seller shall take no action after the Payment Date that would be inconsistent with the effective transfer by Seller to Purchaser hereunder of Seller's entire right, title and interest in and to the Assets to be Sold.

Section 3.4 Conversion. Seller shall cooperate with Purchaser in arranging the Conversion and shall take such action as may reasonably be necessary to enable the Conversion to be completed by the Conversion Date or such other date as is mutually agreeable to the parties. After the Conversion Date, Seller shall provide Purchaser with reasonable assistance and support in dealing with Conversion-related operational issues for a period of not less than ninety days after the Conversion Date.

Section 3.5    Covenant Not to Compete.

(a) None of Seller or any of its Affiliates shall use the Customer Base, including the customer list or any part thereof, to solicit any Cardholder obligated on any Account for Visa, MasterCard or any other general purpose credit card services, any credit insurance products or any card enhancement fee-based products and services until Seller deletes from its customer information database all records of Cardholders contained within the Portfolio. Seller will delete all Cardholder records from its customer information database within 90 days after the Conversion Date and deliver to Purchaser a certificate to that
effect.   Seller may use names in the Customer Base to the extent
that such names become available to Seller from (i) a source other than Purchaser and such source is not and was not bound by a confidentiality agreement with Purchaser, or (ii) an extraction from a general database not owned by Seller on the Cut-Off Date. The foregoing shall not be construed to prohibit Seller from advertising any of its products or services by television, radio, newspapers, magazines and or other mass media.

(b) After the Cut-Off Date, none of Seller or any of its Affiliates shall use, sell, rent or share the Customer Base, including the customer list or any part thereof with any third party.

Section 3.6 No Impairment. After the Payment Date, Seller shall take no action to impair Purchaser's rights in the Accounts or the related Cards or Cardholder Agreements or to prevent Purchaser from collecting the balances owed on the Accounts.

Section 3.7 Limited Right to Use Marks and Forms. Seller hereby grants Purchaser a limited, irrevocable, nonexclusive, non-transferable license to use, from the Cut-Off Date to a date which is sixty days after the Conversion Date, the name "PNC National Bank" and variations thereof and such other names, tradenames, and service marks as have been used by Seller prior to the Cut-Off Date in connection with the Accounts and the Cards (the "Credit Card Marks") solely for identification purposes, and in any Conversion-related communication efforts with Cardholders. Purchaser shall submit to certain of Seller's personnel, specifically designated by Seller in writing, for approval, the form of any communications to Cardholders in which Purchaser proposes to use the names and Credit Card Marks covered by this license. Seller's designated personnel shall have five Business Days after receipt with which to review the proposed use of the Credit Card Marks. Any failure to respond to Purchaser within such five day period shall be deemed to be an approval of such proposed use of the Credit Card Marks. Seller agrees it will not unreasonably withhold approval of any proposed use of its Credit Card Marks. The license granted to Purchaser under this Section is not assignable by Purchaser, and Purchaser shall not sublicense or authorize any other party to make use of the Credit Card Marks without the prior written consent of Seller.

Section 3.8 Further Assurances. Prior to and after the Payment Date to the Conversion Date, Seller shall (i) give such further assurances to Purchaser, execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as reasonably requested by Purchaser as may be necessary and appropriate to fully and effectively carry out the transactions contemplated hereby, and to discharge Purchaser from any obligations relating to the Assets to be Sold which were incurred prior to the Cut-Off Date, and (ii) reasonably assist Purchaser in the orderly transition of the operations and servicing relating to the Assets to be Sold.

Section 3.9 Non-Retention of Data and Information. At the Closing, Purchaser shall receive all of Seller's right, title and interest in and to the Account Documentation. Seller shall at or promptly after the Closing, give possession of and deliver to Purchaser the Account Documentation, except for that Account Documentation necessary for Seller to service the Accounts for Purchaser under the Interim Servicing Agreement, and any Account Documentation that is commingled on fiche with Seller's other loan documents. In cases where Account Documentation is so commingled, Seller shall provide copies of such Account Documentation to Purchaser in accordance with the procedures specified on Exhibit K. Seller may retain copies of such documents (other than the Customer Base) which Seller considers necessary for it to retain under applicable law, but subject to the confidentiality and covenant not compete provisions of Sections 5.1 and 3.5 of this Agreement.

Section 3.10 Change in Name, Identity, Corporate Structure and Location. Until the Conversion Date, Seller shall provide Purchaser thirty days notice prior to any change in Seller's name, location of chief executive , or corporate identity where such change may cause any financing statement filed by Purchaser against Seller to be misleading or fail to perfect the transfer of the Assets to be Sold to Purchaser. Seller agrees to supply any UCC financing statements prior to any such change as Purchaser may request.


               ARTICLE IV.  COVENANTS OF PURCHASER

Section 4.1 Further Assurances. On and after the Payment Date, Purchaser shall give such further assurances to Seller and shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be necessary and appropriate fully and effectively to relieve and discharge Seller from any Assumed Liabilities.

Section 4.2 Issuance of New Credit Cards. Within sixty days after the Conversion Date, Purchaser shall issue Credit Cards bearing Purchaser's name to each Cardholder with an Account not externally statused.

Section 4.3 Conversion. Purchaser shall cooperate with Seller in arranging the Conversion. Purchaser or its designee shall be fully responsible for managing the conversion process.


                  ARTICLE V.  MUTUAL COVENANTS

Section 5.1    Mutual Covenants and Agreements.  Seller and
Purchaser each covenant and agree that:

(a) Cooperation. Each shall cooperate fully with the other party hereto in furnishing any information or performing any action reasonably requested by that party, which information or action is necessary to the speedy and successful consummation of the transactions contemplated by this Agreement.

(b) Confidentiality. All information furnished by one party, including any Affiliate or agent thereof (the "Protected Party") to the other party in connection with this Agreement and the transactions contemplated hereby (including this Agreement) shall be kept confidential by such other party, and shall be used by it only in connection with this Agreement and the transactions contemplated hereby, except to the extent that such information
(i) at the time of disclosure or thereafter, is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by such other party), (ii) was available to such other party on a nonconfidential basis from a source other than the Protected Party or its advisers, provided that such source, to the best of such other party's knowledge, is not and was not bound by a confidentiality agreement with the Protected Party, (iii) has been independently acquired or developed by such other party without violating any of such other party's obligations under this Agreement, (iv) is required to be disclosed in the financial statements of such other party or its Affiliates, to the extent required by applicable generally accepted accounting principles, or in any filing with the Securities and Exchange Commission, (v) is required to be disclosed to a Governing Organization or to a regulatory authority having authority over such other party, (vi) is required to be disclosed to its Affiliates, auditors, counsel, agents, lenders, or other providers of funding(including investors) provided that such Affiliates, auditors, counsel, agents, lenders, or other providers of funding(including investors) agree to be bound by the provisions of this Section 5.1(b), (vii) is required to be disclosed to any rating agency, or (viii) is required by law, regulation or court order to be disclosed by such other party, provided that prior notice of such disclosure has been given to the Protected Party, when legally permissible, and that such party which is required to make the disclosure uses its best efforts to provide sufficient notice to permit the Protected Party to take legal action to prevent the disclosure. This Section 5.1(b) shall survive any termination of this Agreement for a period of thirty-six months.

(c) Coordination of Public Statements. Except as may be required by law or regulation or a court or regulatory authority, neither Seller nor Purchaser, nor any of their respective Affiliates, shall, either prior to or after the Payment Date, issue a press release or make any public announcement related to the transactions contemplated hereby (except as permitted by Section 2.7(b) and by Section 5.1(b)) without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed. Any determination by either party that this is a material contract once executed to be attached to any report filed by such party with the Securities and Exchange Commission shall be final and not subject to question by the other party. This Section 5.1(c) shall survive any termination of this Agreement.

(d) Miscellaneous Agreements and Consents. Subject to the terms and conditions herein provided, each party to this Agreement shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, necessary, appropriate or desirable hereunder and under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each party to this Agreement will use its best efforts to obtain consents of all third parties and governmental bodies necessary for the consummation of the transactions contemplated by this Agreement, if any. The parties shall use their best efforts to take such further actions subsequent to the Payment Date as are reasonably necessary, appropriate or desirable to carry out the purposes of this Agreement.

(e) Advice of Material Changes. Between the date hereof and the Payment Date, each party hereto shall promptly advise the other in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth or disclosed in, or pursuant to, this Agreement or of any fact which, if existing or known at the date hereof, would have made any of the representations contained herein untrue in any material respect.



        ARTICLE VI.  REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Purchaser as follows:

Section 6.1 Organization and Good Standing. Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. Seller has the corporate power and authority to conduct its banking business under such laws.

Section 6.2 Authority and Due Authorization. Seller has the requisite corporate power and authority to enter into, deliver and perform this Agreement and to perform all of its obligations hereunder. All necessary corporate action to authorize the execution and delivery of this Agreement by Seller has been duly taken by Seller.

Section 6.3 Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' or obligees' rights in general or the rights of creditors or obligees of a national bank, the deposits of which are insured by the Federal Deposit Insurance Corporation, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

Section 6.4 No Conflict. The execution and delivery of this Agreement by Seller, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof applicable to Seller (i) will not conflict with or violate the charter or bylaws of Seller, (ii) will not conflict in any material respect with or violate in any material respect any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which Seller is a party or by which it is bound, (iii) to the best of Seller's knowledge, will not conflict with or violate any law, rule, regulation, order, judgment or decree applicable to or binding on Seller, and (iv) will not result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of Seller, except for any lien or encumbrance in favor of Purchaser which is created by this Agreement. Seller is not subject to any agreement with any regulatory authority which would prevent the consummation by Seller of the transactions contemplated hereby. No conservator or receiver has been appointed for Seller or any of its assets and no proceeding for such appointment has been instituted or, to Seller's knowledge, is being considered by any regulatory authority.

Section 6.5 Consents. No consent of any person and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained or made by Seller in connection with the execution, delivery or performance of this Agreement by Seller, the validity or enforceability of this Agreement against Seller, or the consummation of the transactions contemplated hereby.

Section 6.6 Title to Accounts; Absence of Liens and Encumbrances; Further Assurances. As of the Payment Date, Seller will be the sole owner of and have good title to the Assets to be Sold free and clear of all security interests, pledges, liens or other encumbrances or adverse claims of any kind or character, other than the liens of any attorney in connection with any Account that has been referred for collection. The Assignment, when executed and delivered to Purchaser in accordance with the terms of this Agreement, shall (i) vest in Purchaser all of the right, title and interest of Seller in and to the Assets to be Sold, free and clear of any security interest, pledge, lien or other encumbrance other than the liens of any attorney in connection with any Account that has been referred for collection, and (ii) constitute a valid assignment of Seller's interest in the Assets to be Sold enforceable, upon the filing of all appropriate Uniform Commercial Code financing statements, against all other persons.

Section 6.7 Litigation, etc. There is no material litigation or any other proceeding or any investigation pending or, to Seller's knowledge, threatened against Seller with respect to the Assets to be Sold or any of them. Without limiting the foregoing, there are no suits, actions, claims, counterclaims or defenses pending or filed against Seller in any court alleging any violation of any law, rule or regulation applicable to any Asset to be Sold. There is no litigation or any other proceeding pending, or to the Seller's knowledge, threatened, against Seller that is intended to or is reasonably likely to prevent consummation of the Sale Transaction.

Section 6.8 Account and Customer Base Data. Data and information provided to Purchaser by Seller regarding the Account used by Purchaser in determining the Purchase Price of the Accounts accurately reflects the Related Receivables of the Accounts as of the date of such information, subject to possible immaterial inaccuracies, and that the classification of the Related Receivables of Accounts as of the Cut-Off Date as provided by Seller to Purchaser is accurate, subject to possible immaterial inaccuracies. All Accounts have been originated by or purchased by Seller substantially in accordance with its credit review and acceptance criteria and any deviations therefrom are immaterial. The Cardholder Agreements accurately reflect the method Seller uses to calculate and impose charges, collect fees and payments and generally to process and service the Accounts. Except as set forth in such Cardholder Agreements, Seller has made no promise, agreement or commitment to any Cardholder in connection with the Accounts, except in the ordinary course of business in connection with Seller's established collection practices and customer policies, which individually and in the aggregate would not have a material adverse effect on the value of the Accounts or the Related Receivables.

Section 6.9    Marketing Agreements.   Except as listed on
Exhibit E, there are no contracts, agreements, licenses, or binding commitments to which Seller is a party or by which Seller or any of its assets are bound or obligated which relate to the marketing of any product or service to the Cardholders obligated on any Account included in the Accounts or which relate to the Accounts in any way.

Section 6.10 Investment Bankers, Finders or Brokers. Seller has procured the services of an investment banker, agent, broker, finder or other person in connection with this Agreement and the Sale Transaction. In no event will Purchaser be liable for the fees or expenses of any such person retained by Seller.

Section 6.11 Governmental Notices. Seller has not received notice from any federal or state governmental agency indicating that such agency would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated hereby.

Section 6.12 Compliance with Laws. To the best of Seller's knowledge, the terms of the Accounts, and of the Account Documentation, and the manner in which the Accounts have been administered and serviced, comply in all material respects with all material federal, state or local laws, rules, regulations or ordinances applicable thereto, including, without limitation, the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and applicable state laws, rules and regulations relating to consumer protection, installment sales and usury. To the best of Seller's knowledge, each Cardholder Agreement and the Related Receivable is the legal, valid and binding obligation of the Cardholder and any guarantor named therein and is enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles and, except for the rights of Cardholders under Section 226.12 (b) and (c) and Section 226.13 of Regulation Z, to the best of Seller's knowledge each of the Related Receivables arises from a bona fide sale or loan transaction; except for the reason that payment on certain Related Receivables is overdue, Seller has no reason to believe that any specific Related Receivable is not collectible in the ordinary course of business except for Excluded Accounts and Accounts which are Charged-Off, Bankrupt, Fraud, Lost, Stolen, and Deceased after the Cut-Off Date; all applications for the Accounts have been taken and evaluated and applicants notified in a manner which is in compliance with all provisions of the Equal Credit Opportunity Act and its implementing regulation, as amended, in all material respects; and all disclosures made in connection with the Accounts to be sold are and have been in compliance with the provisions of the Consumer Credit Protection Act and Regulation Z in all material respects.

Section 6.13 Conversion. Seller has the capability of effecting an orderly and efficient Conversion by no later than the Conversion Date, or such other later date as is mutually agreed upon by the parties to this Agreement; provided however, that in the event that FDR can not meet the Conversion Date agreed upon by the parties, the parties shall agree upon a subsequent date for the Conversion that is feasible for FDR and no breach of this Agreement shall be deemed to have occurred.

Section 6.14 Full Disclosure. Copies of all documents which have been delivered or made available to Purchaser by Seller for inspection at due diligence pursuant hereto are true and complete copies thereof and include all amendments, supplements or modifications thereto or waivers thereunder.

Section 6.15   Sale in the Ordinary Course.  The sale of the
Assets to be Sold is in the ordinary course of Seller's business and will not result in the Seller exiting any geographic market.


    ARTICLE VII.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser represents and warrants to Seller as follows:

Section 7.1 Organization and Good Standing. Purchaser is a national banking association organized, validly existing and in
good standing under the laws of    the United States of America
and has the corporate power and authority necessary to conduct its banking business under such laws.

Section 7.2 Authority and Due Authorization. The Purchaser has the requisite corporate power and authority to enter into, deliver and perform this Agreement and to perform all of its obligations hereunder. All necessary corporate action to authorize the execution, delivery and performance of this Agreement by Purchaser has been duly taken by Purchaser.

Section 7.3 Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' or obligees' rights in general or the rights of creditors or obligees of banks, the deposits of which are insured by the Federal Deposit Insurance Corporation, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

Section 7.4 No Conflict. The execution and delivery of this Agreement by Purchaser, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof applicable to Purchaser (i) will not conflict with or violate the charter or bylaws of Purchaser, (ii) will not conflict in any material respect with or violate in any material respect any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which Purchaser is a party or by which it is bound, and (iii) will not conflict with or violate any law, rule, regulation, order, judgment or decree applicable to or binding on Purchaser. Purchaser is not subject to any agreement with any regulatory authority which would prevent consummation by Purchaser of the transactions contemplated hereby. No conservator or receiver has been appointed for Purchaser or any of its assets and no proceeding for such appointment has been instituted or, to the Purchaser's knowledge, is being considered by any regulatory authority.

Section 7.5 Consents. No consent of any person and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained or made by Purchaser in connection with the execution, delivery or performance of this Agreement by Purchaser, the validity or enforceability of this Agreement against Purchaser, or the consummation of the transactions contemplated hereby or thereby. Purchaser makes this representation in reliance upon Seller's representations in Section 6.15.

Section 7.6 Investment Bankers, Finders or Brokers. Purchaser has retained the services of a broker in connection with this Agreement or the Sale Transaction. In no event will Seller be liable for the fees or expenses of any such person retained by Purchaser.

Section 7.7 Governmental Notices. Purchaser has not received notice from any federal or state governmental agency indicating that such agency would oppose or not grant or issue its consent or approval, if required, with respect to the Sale Transaction.

Section 7.8 Litigation. There is no litigation or any other proceeding pending or, to the Purchaser's knowledge threatened, against Purchaser that is intended to or is reasonably likely to prevent consummation of the Sale Transaction.

Section 7.9 Conversion. Purchaser has the capability of effecting an orderly and efficient Conversion by no later than the Conversion Date, or such other later date as is mutually agreed upon by the parties to this Agreement; provided however, that in the event that FDR can not meet the Conversion Date agreed upon by the parties, the parties shall agree upon a subsequent date for the Conversion that is feasible for FDR and no breach of this Agreement shall be deemed to have occurred.


         ARTICLE VIII.  CONDITIONS PRECEDENT TO CLOSING

          The obligations of Purchaser and Seller under this Agreement are subject to fulfillment of the following conditions precedent at or prior to the Payment Date, each of which is hereby individually deemed material, and any one or more of which may be waived in writing by the Purchaser or Seller, as the case may be.

Section 8.1 Approvals. All licenses, approvals, consents and notifications of or to any relevant state and federal regulatory agencies required of Seller or Purchaser in respect of the Sale Transaction, if any, shall have been obtained or made, and all necessary conditions to consummation of the Sale Transaction, including all legally required waiting, notice or protest periods of such licenses, approvals, consents and notifications, shall have been fully satisfied by Seller or Purchaser, as the case may be. All board approvals and any approvals required pursuant to any material contract shall have been obtained.

Section 8.2 Representations, Warranties and Covenants. The representations and warranties of Seller or Purchaser, as the case may be, herein contained shall be true in all material respects as of the Payment Date and Seller or Purchaser, as the case may be, shall have performed all obligations and complied with all covenants in all material respects required by this Agreement to be performed or complied with by it on or prior to the Payment Date.

Section 8.3 No Adverse Proceedings. No action or proceeding against Purchaser or Seller or the consummation of the Sale Transaction shall have been instituted or threatened, and no order of any court shall have been entered, which Purchaser or Seller, as the case may be, reasonably determines (after consultation with its counsel) would (i) prohibit, materially restrict or otherwise materially adversely affect the consummation of the Sale Transaction, (ii) result in a material amount of damages to Purchaser or Seller, as the case may be, or any of their respective Affiliates if the Sale Transaction were consummated, or (iii) have a material adverse effect on the Assets to be Sold or on Purchaser or Seller, as the case may be, if the Sale Transaction were consummated. No conservator or receiver shall have been appointed for Purchaser or Seller, as the case may be, or any of their respective assets and no proceedings for such appointment shall have been instituted or, to either party's knowledge, shall be under consideration by any regulatory authority.

Section 8.4    Consents and Requisite Authority.

(a) All requisite consents, undertakings and agreements of any third parties required to be obtained by Seller or Purchaser, as the case may be, shall have been obtained or waived by such third parties.

(b) Seller and Purchaser each acknowledges that it has, on the date hereof, all necessary requisite corporate authority to enter into and perform this Agreement to which it or its Affiliates is a party, that it has all the necessary requisite approval to consummate the transactions contemplated hereunder and such conditions precedent are satisfied.

Section 8.5 Acquisition Lawful. The acquisition of the Assets to be Sold shall not violate any applicable statute, rule or regulation in effect on the Payment Date.

Section 8.6 Items to be Delivered by Seller. Seller shall have delivered to Purchaser on or prior to the Payment Date (or, with respect to the item specified in paragraph (a), no later than the Business Day immediately following the Payment Date), all in form and substance reasonably satisfactory to Purchaser, the following items:

(a) a list of the Accounts, in both "hard" copy and computer tape form containing, with respect to each Account, the Account number and such additional available information as Purchaser may reasonably require to verify all pertinent information regarding the Accounts;

(b)  a copy of the Assignment, duly executed by Seller;

(c) Uniform Commercial Code financing statements, duly executed by Seller;

(d) such other documents as may be required by Purchaser in order to assist Purchaser in procuring funding for the purchase of the Portfolio;

(e) an opinion of counsel for Seller, dated the Payment Date, substantially in the form of Exhibit F;

(f) a certificate of an officer of Seller certifying that (i) the warranties and representations of Seller in Article VI are true in all material respects as of the Payment Date or, if any such warranties and representations are not then true, but have been waived by Purchaser, specifying the deficiency and waiver in reasonable detail; and (ii) the obligations and covenants of Seller to be performed and the conditions precedent to be complied with hereunder by Seller on or prior to the Payment Date have been performed and complied with in all material respects, or, if any such covenants or agreements have not been performed or conditions precedent complied with, but have been waived by Purchaser, specifying the deficiency and waiver in reasonable detail;

(g) resolutions of Seller's Board of Directors, certified by its Secretary or an Assistant Secretary, authorizing the execution and delivery of this Agreement and the consummation of the Sale Transaction, together with certificates of incumbency for, and true signatures of, the officers of Seller authorized by such consent to execute this Agreement and the Assignment on behalf of Seller;

(h) a list of all of the Cardholder Agreements for the Accounts in the Portfolio and the applicable travel program terms and conditions attached as Exhibit H, which reflect the Cardholder Agreements and travel program terms and conditions previously provided to Purchaser by Seller; and

(i) a copy of the Interim Servicing Agreement, duly executed by Seller.

Section 8.7 Items to be Delivered by Purchaser. Purchaser shall pay and deliver to Seller on or prior to the Payment Date, all in form and substance reasonably satisfactory to Seller, the following items.

(a)  the Purchase Price;

(b) resolutions of the Board of Directors of the Purchaser, certified by its Secretary or Assistant Secretary, authorizing the execution and delivery of this Agreement and the consummation of the Sale Transaction, together with certificates of incumbency for, and true signatures of, the officers of Purchaser authorized by such resolutions to execute this Agreement on behalf of such Purchaser;

(c) a certificate signed by a duly authorized officer of Purchaser certifying that (i) the warranties and representations of Purchaser in Article VII are true in all material respects as of the Payment Date or, if any such warranties and representations are not then true, but have been waived by Seller, specifying the deficiency and waiver in reasonable detail; and (ii) the obligations and covenants of Purchaser to be performed and the conditions precedent to be complied with hereunder on or prior to Payment Date have been performed and complied with in all material respects, or, if any such covenants or agreements have not been performed or conditions precedent complied with and have been waived by Seller, specifying the deficiency and waiver in reasonable detail;

(d)        an opinion of counsel to Purchaser, dated the Payment
Date, substantially in the form of Exhibit G;

(e) a copy of the Interim Servicing Agreement, duly executed by Purchaser; and

(f) a copy of the Allocation Schedule, duly executed by Seller and Purchaser;

Section 8.8    No Material Adverse Change.        Purchaser and
Seller agree that the Portfolio will likely decrease in total outstanding balances from July 26, 1998 through the Cut-Off Date and the financial performance of the Portfolio will likely change due to the high percentage of introductory interest rates in the Portfolio. Due to the seasoning/vintage of the Portfolio, it is expected that delinquency rates and losses (charge-offs) on this Portfolio will increase. The Seller agrees to perform portfolio management practices on the Portfolio consistent with its retained portfolio. In no event will the likely negative trends in the Portfolio constitute a material adverse change for purposes of this Agreement.


                   ARTICLE IX. INDEMNIFICATION

Section 9.1 Indemnification by Seller. Seller shall indemnify, defend and hold harmless Purchaser, its Affiliates and their respective agents and employees from and against any third party claim, demand, proceeding and suit, and from every liability, damage, cost, charge, expense (including reasonable attorneys' fees) and loss (each such amount referred to in this
Article IX as a "Loss") arising out of or resulting from (i) any breach of this Agreement by Seller, (ii) any breach by Seller of any representation or warranty of Seller contained in this Agreement, and (iii) any act or omission after the Cut-Off Date by Seller, its agents (other than Purchaser) or employees with respect to any Assets to be Sold which results in a Loss to Purchaser; provided, that Seller shall not be required to indemnify Purchaser, its Affiliates and their respective agents and employees against a Loss to the extent such Loss arises from or relates to the negligence, gross negligence or willful misconduct of Purchaser, or its Affiliates. Except for breach of
Section 6.6, the obligation of Seller to indemnify Purchaser under this Section 9.1 shall not apply to Losses incurred more than two years after the Conversion Date, except with respect to Claims as to which Purchaser has notified Seller prior to the expiration of such two-year period. Seller shall remain liable for any Losses arising from a breach of the representation in
Section 6.6 for as long as any applicable statute of limitations shall permit. The provisions of this Section 9.1 shall survive the termination of this Agreement.

Section 9.2 Indemnification by Purchaser. Purchaser shall indemnify, defend and hold harmless Seller, its Affiliates and their respective agents and employees from and against any third party Loss arising out of or resulting from (i) any breach of this Agreement by Purchaser, (ii) any breach by Purchaser of any representation or warranty of Purchaser contained in this Agreement and (iii) any act or omission after the Cut-Off Date by Purchaser, its agents (other than Seller) or employees with respect to any Assets to be Sold which results in a Loss to Seller; provided, that Purchaser shall not be required to indemnify Seller, its Affiliates and their respective agents and employees against a Loss to the extent such Loss arises from or relates to the negligence, gross negligence or willful misconduct of Seller, or its Affiliates. The obligation of Purchaser to indemnify Seller under this Section 9.2 shall not apply to Losses incurred more than two years after the Conversion Date, except with respect to Claims as to which Seller has notified Purchaser prior to the expiration of such two-year period. The provisions of this Section 9.2 shall survive the termination of this Agreement.

Section 9.3 Notice; Defense of Claims. A party seeking indemnification pursuant to this Agreement (the "Indemnified Party") shall give prompt written notice to the party from whom such indemnification is sought (the "Indemnifying Party") of each claim (a "Claim") that, in the opinion of the Indemnified Party, is likely to give rise to a right of indemnification under this Agreement; provided, however, that failure to give such notice of a Claim shall not affect the obligations of the Indemnifying Party under this Article IX except to the extent of the Indemnifying Party's demonstrated actual damage caused by such failure. Such notice shall describe the Claim in reasonable detail and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnified Party. Provided prompt notice is given, the Indemnifying Party shall promptly, at its own expense, defend, contest, or otherwise protect the Indemnified Party against such Claim, using counsel of its own choosing, which shall be reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of assumption of the defense, conduct or settlement of the Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense, conduct or settlement of such Claim. The Indemnified Party shall cooperate with the Indemnifying Party in connection with any such Claim, make personnel and books and records (to the extent not inconsistent with any applicable privilege) relevant to the Claim available to the Indemnifying Party, and grant such authorizations or powers of attorney to the agents, representatives and counsel of the Indemnifying Party as such Indemnifying Party may reasonably consider desirable in connection with the defense of any such Claim. The Indemnifying Party shall inform the Indemnified Party on a regular basis of the status of such third party Claim and the Indemnifying Party's defense thereof. In the event that the Indemnifying Party does not assume the defense, conduct or settlement of a Claim, the Indemnified Party shall not settle any such Claim for an amount in excess of $500. without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnified Party shall use its reasonable best efforts consistent with sound business practice to defend any Claim and to mitigate the Losses giving rise to any claim for indemnification hereunder. Amounts owing under this
Article IX shall be paid promptly upon written demand thereof which demand shall reasonably detail the basis therefor.


                  ARTICLE X.       TERMINATION

Section 10.1 Termination. This Agreement shall terminate prior to the Closing and shall be of no further force or effect (other than those provisions that expressly are to survive termination, including without limitation, the provisions of this Article X):

          (i)  upon mutual agreement of the parties;

          (ii) upon notice given by either party to the other party in the event a law, regulation or judicial decree prohibits the Sale Transaction; or

          (iii) upon notice given by either party to the other party in the event that any representation or warranty made by the other party herein was incorrect in any material respect when made, or that such other party has failed to perform any covenant contained herein in any material respect and such inaccuracy or failure has not been waived by the non-breaching party and such failure has continued for sixty days following notice of such failure.

Section 10.2 Other Remedies. Notwithstanding any termination of this Agreement under Section 10.1, each party shall retain all rights and remedies against the other party provided by law for any material breach of this Agreement.

Section 10.3 Remedies. If this Agreement is terminated pursuant to Section 10.1 solely because of a party's failure to obtain any regulatory approval or consent referred to in Sections 6.5, 7.5, 8.1, and 8.4 the applicable party shall reimburse the other party for all of such other party's reasonable out-of-pocket expenses, including reasonable attorneys' fees, incurred in connection with the negotiation of this Agreement and the transactions contemplated hereby.


                   ARTICLE XI.  MISCELLANEOUS

Section 11.1   Notices. All notices, demands and other
communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person (including delivery by overnight courier) or sent by United States mail, return receipt requested, or facsimile transmission addressed as follows:

          (i)If to Purchaser, to:  Ronald N. Zebeck
                              Chief Executive Officer
                              Direct Merchants Credit Card Bank,
                              National Association
                              6909 East Greenway Parkway
                              Scottsdale, Arizona 85254
                              FAX:  (602) 718-4830



            With Copy to:     Z. Jill Barclift
                              Vice President, General Counsel
                              600 South Highway 169, Suite 1800
                              St. Louis Park, MN 55426
                              FAX:  (612)  525-5098

          (ii)If to Seller, to:    PNC National Bank
                              300 Bellevue Parkway
                              Wilmington, DE 19809
                              Attn.:  President

            With Copy to:     PNC Bank Corp.
                              One PNC Plaza, 21st Floor
                              249  Fifth Avenue
                              Pittsburgh, PA 15222
                              Attn.:  Consumer Bank General
Counsel

Such persons, addresses or telecopier numbers may be changed from time to time by notice given pursuant to the provisions of this
Section 11.1. Any notice, demand or other communication given pursuant to the provisions of this Section 11.1 shall be deemed to have been given on the date actually delivered by hand, certified mail, or facsimile.

Section 11.2 Successors and Assigns. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and rights, privileges, duties and obligations of the parties to one another herein may not be assigned or delegated by either party without the written consent of the other party except that Seller may assign its rights, privileges, and duties, but not its obligations under this Agreement, this Agreement itself or its ownership of Accounts being sold under this Agreement, to an Affiliate without the consent of Purchaser and provided, that as owner of the Assets to be Sold after the Closing, Purchaser may transfer the Assets to be Sold to any person.

Section 11.3   Governing Law. THE LAWS OF THE STATE OF DELAWARE
SHALL GOVERN THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT
AND THE PERFORMANCE OF THE PARTIES HERETO OF THEIR RESPECTIVE
DUTIES AND OBLIGATIONS HEREUNDER.

Section 11.4 Captions. All captions and headings contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

Section 11.5 Entire Agreement; Amendments. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those expressed or incorporated herein. This Agreement (including the Exhibits) and documents delivered pursuant hereto embody the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior representations, warranties, offers, acceptances, agreements and understandings, written or oral, relating to the subject matter. This Agreement may be amended or modified or any provision thereof may be waived only by a written instrument signed by both parties or their duly respective authorized agents.

Section 11.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 11.7 No Third Party Beneficiary. The parties expressly agree that this Agreement does not create nor shall it be construed to create any rights enforceable by a party not a party to this Agreement other than rights enforceable by Affiliates of the same afforded to such Affiliates by the terms of this Agreement.

Section 11.8 Counterparts. This Agreement may be executed separately by Seller and Purchaser in any number of counterparts, each of which when executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

Section 11.9 Rule of Construction. Seller, Purchaser, and their respective counsel all participated fully in the negotiation and preparation of this Agreement. Each party agrees that any rule of construction that provides that an ambiguity in a document shall be interpreted against the drafter thereof shall not be employed in any dispute or litigation.

Section 11.10 Expenses. Except as otherwise specifically provided for in this Agreement, or in the Interim Servicing Agreement, each party shall pay their own costs and expenses in connection with this Agreement, including but not limited to, attorney's fee, accounting fees, any regulatory fees, and other expenses.

Section 11.11  Waiver of Jury Trial.    In any litigation in
which the parties are adverse, the parties agree to waive their respective right to a trial by jury.


IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                           Seller:

                           PNC NATIONAL BANK


                           By:
                           Title:


                           Purchaser:

                           DIRECT MERCHANTS CREDIT CARD BANK,
                           NATIONAL ASSOCIATION


                           By:
                           Title:  Chief Executive Officer